Exhibit 10.5

AI INFRASTRUCTURE ACQUISITION CORP.

FOUNDER SHARE SUBSCRIPTION AGREEMENT

May 25, 2025

AIIA Sponsor Ltd.

RE: Founder Share Subscription Agreement

Ladies and Gentlemen:

This Founder Share Subscription Agreement (this “Agreement”) is entered into on May 25, 2025 by and between AIIA Sponsor Ltd., a Cayman Islands ordinary resident company limited by shares (the “Subscriber” or “you”), and AI Infrastructure Acquisition Corp., a Cayman Islands exempted company limited by shares (the “Company,” “we,” “our” or “us”). Pursuant to the terms hereof, the Company hereby accepts the offer the Subscriber has made to subscribe for and purchase 3,833,333 Class B ordinary shares of the Company, with a par value of US$0.0001 per share (the “Class B Ordinary Shares” and together with all the Class A ordinary shares of the Company with a par value of US$0.0001 per share (the “Class A Ordinary Shares”), the “Shares”), of which up to 500,000 Class B Ordinary Shares are subject to complete or partial surrender and cancellation by you if the underwriters of our initial public offering (the “IPO”) of units of the Company do not fully exercise their over-allotment option (the “Over-Allotment Option”). Pursuant to the Company’s memorandum and articles of association, as amended from time to time (the “Articles”), the Class B Ordinary Shares will convert into Class A Ordinary Shares on a one-for-one basis, subject to adjustment, upon and subject to the terms and conditions set forth in the Articles. Unless context otherwise requires, as used herein “Shares” shall be deemed to include any Class A Ordinary Shares issued upon conversion of the Class B Ordinary Shares comprising the Shares. The terms set out in this Agreement on which the Company is willing to issue the Shares to the Subscriber and the Company’s and the Subscriber’s agreements regarding such Shares, are as follows:

1. Purchase of Securities.

1.1 Purchase of Shares. For the sum of US$25,000 (the “Purchase Price”), which amount the Company acknowledges receiving in cash through advances made by the Subscriber, the Company hereby issues and sells the Shares to the Subscriber, and the Subscriber hereby subscribes for and purchases the Shares from the Company of which up to 500,000 Class B Ordinary Shares are subject to surrender and cancellation, on the terms and subject to the conditions set forth in this Agreement. Concurrently with the Subscriber’s execution of this Agreement, the Company shall update its register of members accordingly. All references in this Agreement to shares of the Company being surrendered and canceled shall take effect as surrenders and cancellations for no consideration of such shares as a matter of Cayman Islands law.

The one Class B Ordinary Share currently held by the Ogier Global Subscriber (Cayman) Limited as the subscriber pursuant to the Articles following the incorporation of the Company shall be repurchased by the Company at par immediately following the issuance of the Shares by the Company in accordance with the Articles.

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1 No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3 Organization and Authority. The Subscriber is a Cayman Islands exempted company, validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery of this Agreement by you, this Agreement will be a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4 Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act of 1993, as amended (the “Securities Act”) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. The Subscriber is able to afford a complete loss of the Subscriber’s investment in the Shares.

2.1.5 Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6 Regulation D Offering. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under U.S. federal and state laws.

2.1.7 Investment Purposes. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber is not entering into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

2.1.8 Restrictions on Transfer; Shell Company. The Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and The Subscriber understands that the certificates or book-entries representing the Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. The Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Shares. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until one year following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

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2.1.9 No Governmental Consents. No governmental, administrative or other third-party consents or approvals are required or necessary on the part of the Subscriber for its subscription for and purchase of the Shares pursuant to this Agreement.

2.2 Company’s Representations, Warranties and Agreements. To induce the Subscriber to subscriber for and purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1 Incorporation and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery of this Agreement by the Company, this Agreement will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Articles of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3 Title to Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Articles, and registration in the Company’s register of members, the Shares will be duly and validly issued, as fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Articles, the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder, under the Articles and the other agreements to which the Shares may be subject, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4 No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3. Surrender and Cancellation of Shares.

3.1 Partial or No Exercise of the Over-allotment Option. In the event the Over-Allotment Option granted to the underwriter of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (and, if applicable, any transferee of Shares as mutually agreed to by the Subscriber and such transferee) shall automatically surrender for cancellation any and all rights to such number of Shares (up to an aggregate of 500,000 Class B Ordinary Shares and pro rata based upon the percentage of the Over-Allotment Option exercised) by surrendering such number of Shares to the Company for nil consideration such that immediately following such surrender, the Subscriber (and any such transferees) will own an aggregate number of Shares (not including (i) any private placement units that are expected to be purchased at the closing of the IPO, (ii) Class A Ordinary Shares issuable pursuant to any rights, or (iii) any Shares purchased by the Subscriber in the IPO or in the aftermarket) equal to approximately 25% of the issued and outstanding Shares of the Company immediately following the IPO (excluding private placement units that are expected to be purchased at the closing of the IPO and securities expected to be issued to the underwriter for the IPO).

3.2 Termination of Rights as Shareholder. If any of the Shares are surrendered and cancelled in accordance with this Section 3, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such Shares, and the Company shall take such action as is appropriate to cancel such Shares.

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4. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares subscribed for and purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of our IPO will be deposited (the “Trust Account”), in the event of (i) completion of the Company’s initial business combination; (ii) the Company’s failure to complete an initial business combination within 24 months from the closing of the IPO; or (iii) the implementation by the directors of the Company, and following a shareholder vote approving, an amendment to the Articles (A) that would modify the substance or timing of the Company’s obligation to provide holders of Class A Ordinary Shares the right to have their shares redeemed in connection with an initial business combination or to redeem 100% of the Public Shares (as defined below) if the Company does not complete an initial business combination within 24 months from the closing of the IPO or (B) with respect to any other material provisions relating to (x) the rights of holders of the Class A Ordinary Shares or (y) pre-initial business combination activity.

For purposes of clarity, in the event the Subscriber purchases securities in the IPO or in the aftermarket, any additional Class A Ordinary Shares so purchased (the “Public Shares”) shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any Shares held by it in exchange for funds held in the Trust Account except Public Shares redeemed by the Company in the event of a liquidations of the Company upon the Company’s failure to complete an initial business combination within the period prescribed by the Articles, as may be amended from time to time.

5. Restrictions on Transfer.

5.1 Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”), dated on or prior to the closing of the IPO, by and between the Subscriber and the Company, the Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2 Lock-up. The Subscriber acknowledges that the Shares will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter.

5.3 Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

5.4 Additional Shares or Substituted Securities. In the event of the declaration of a share capitalization, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share sub-division, a share consolidation, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 5 and Section 3.

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5.5 Registration Rights. The Subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into between the Subscriber and the Company prior to the closing of the IPO (the “Registration Rights Agreement”).

6. Other Agreements.

6.1 Further Assurances. The Subscriber and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2 Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or electronic transmission to the address designated in writing, or (ii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3 Entire Agreement. This Agreement, together with the Insider Letter to be entered into between the Subscriber and the Company and the Registration Rights Agreement to be entered into between the Subscriber and the Company, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 associated with the IPO, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6 Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction.

6.9 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

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6.11 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties hereto.

6.12 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that both such parties need not sign the same counterpart. In the event that any signature is delivered by electronic transmission or, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16 Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7. Voting and Tender of Shares. The Subscriber agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption or repurchase with respect to such Shares. Additionally, the Subscriber agrees not to tender any Shares in connection with a tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

[Signature Page Follows]

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If the foregoing accurately sets forth our understanding and agreement, please sign and return a copy of this Agreement to us.

Very truly yours,

AI Infrastructure Acquisition Corp.

By:	/s/ Michael Winston
Name:	Michael Winston
Title:	Director

Accepted and agreed as of the date first written above.

AIIA Sponsor Ltd.

By:	/s/ George Murnane
Name:	George Murnane
Title:	Director

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